Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Special Tax-Exempt Series Trust:
     AXP Insured Tax-Exempt Fund
     AXP Massachusetts Tax-Exempt Fund
     AXP Michigan Tax-Exempt Fund
     AXP Minnesota Tax-Exempt Fund
     AXP New York Tax-Exempt Fund
     AXP Ohio Tax-Exempt Fund



We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    August 26, 2004